EXHIBIT 99.1

Stipulation and Agreement of Settlement

Richard W. Gonnello (admitted pro hac vice)
Megan M. Sullivan (admitted pro hac vice)
Katherine M. Lenahan (admitted pro hac vice)
FARUQI & FARUQI, LLP
685 Third Avenue, 26th Floor
New York, NY 10017
Telephone: 212-983-9330
Facsimile: 212-983-9331
Email:	rgonnello@faruqilaw.com
msullivan@faruqilaw.com
klenahan@faruqilaw.com

Barbara Rohr SBN 273353
FARUQI & FARUQI, LLP
10866 Wilshire Boulevard, Suite 1470
Los Angeles, CA 90024
Telephone: 424-256-2884
Facsimile: 424-256-2885
Email: brohr@faruqilaw.com

Attorneys for Lead Plaintiff Vinod Patel

Additional Counsel on Signature Page

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

CA No. 3:14-CV-01224 (CRB)
In re: GERON CORPORATION SECURITIES
LITIGATION

This Document Relates To:

ALL ACTIONS

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) is made and entered into by and between Lead Plaintiff Vinod Patel (“Lead Plaintiff”) on behalf of himself and the class of persons defined below, and Defendants Geron Corporation (“Geron”) and individual Defendants Dr. John A. Scarlett, M.D., Olivia K. Bloom, and Dr. Stephen M. Kelsey, M.D. (together with Geron, “Defendants”), pursuant to Rule 23 of the Federal Rules of Civil Procedure.

1.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

WHEREAS:

A. Commencing on March 14, 2014, the first of two securities class action complaints were filed against Defendants, captioned Kishtagari v. Geron Corporation, et al., Case No. 14-cv-01224-CRB;1

B. On June 30, 2014, the Court entered an order consolidating related cases under the caption In re Geron Corporation Securities Litigation, Case No. 3:14-CV-01224-CRB;

C. By order dated June 30, 2014, the Court appointed Vinod Patel Lead Plaintiff and approved his selection of the law firm of Faruqi & Faruqi, LLP as Lead Counsel;

D. On September 19, 2014, Lead Plaintiff filed his Consolidated Amended Class Action Complaint (“CAC”). The CAC asserts claims for violations of §§10(b) and 20(a) of the Securities Exchange Act of 1934 against Defendants, on behalf of all persons or entities who purchased or otherwise acquired Geron common stock between December 10, 2012 and March 11, 2014, inclusive. The allegations underlying the case are summarized in the Parties’ motion to dismiss briefing (Dkt. Nos. 54, 61, 67);

E. On November 18, 2014, Defendants filed a motion to dismiss the CAC pursuant to Rule 12(b)(6) (Dkt. No. 54);

F. On April 10, 2015, the Court granted in part and denied in part Defendants’ motion to dismiss (Dkt. No. 73);

G. On May 22, 2015 Defendants filed their Answer to the CAC;

H. On September 3, 2015, the Court denied Defendants’ motion for leave to file a motion for reconsideration of the Court’s April 15, 2015 order regarding Defendants’ motion to dismiss;

I. On November 2, 2015, the Parties held a mediation before the Hon. Layn R. Phillips, which did not result in a settlement at that time;

____________________

1All capitalized words or terms not otherwise defined herein shall have the meanings for those words or terms as set forth in the section below entitled “Definitions” at ¶1 hereof.

2.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

J. The Parties have served formal discovery requests, including, inter alia, requests for the production of documents, interrogatories, and requests for admission, and Defendants have produced a “first-wave” of documents to Lead Plaintiff;

K. Lead Counsel has conducted an investigation, reviewed documents, analyzed the claims, consulted with medical and damages experts, and researched the applicable law with respect to the claims against Defendants and their potential defenses thereto;

L. Lead Counsel and Defendants’ Counsel have engaged in substantial settlement discussions, including further discussions with Judge Phillips, to resolve the claims by Lead Plaintiff and the Class against Defendants, and have now agreed to settle those claims on terms that include the payment of $6,250,000 for the benefit of the Class. Judge Phillips was extensively involved in those discussions;

M. Based upon their independent investigation, Lead Counsel and Lead Plaintiff have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to the Class, and are in the Class’s best interests, and have agreed to settle the claims raised in the Action with the Defendants pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that the Class will receive from the Settlement, (b) the attendant risks of continued litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation; and

N. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Lead Plaintiff, as well as all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Defendants believe the Action has no merit. Defendants deny that they made any false or misleading statements during the Class Period, that they had the state of mind required to render any of the alleged misrepresentations and omissions actionable, and that any alleged loss was caused by any alleged misrepresentations. Nonetheless, taking into account the uncertainty and risks inherent in any litigation, especially in complex cases such as this one, Defendants have concluded that further litigation of the Action would be protracted, burdensome, and expensive, and that it is desirable and beneficial to them to resolve the Action upon the terms and conditions set forth in this Stipulation.

3.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

NOW THEREFORE, without any concession by Lead Plaintiff that the Action lacked merit, and without any concession by Defendants of any liability or wrongdoing or lack of merit in their defenses, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto, that all Settled Claims as against Defendants shall be fully, finally, and forever compromised, settled, released, and dismissed on the merits and with prejudice, subject to the following terms and conditions:

DEFINITIONS

1. As used hereinafter in this Stipulation, the following terms shall have the following meanings:

a. “Action” means In re Geron Corporation Securities Litigation, Case No. 3:14-CV-01224-CRB, pending in the United States District Court for the Northern District of California, and all actions consolidated therein.

b. “Authorized Claimant” means a Class Member who submits a timely and valid Proof of Claim to the Claims Administrator and does not opt out.

c. “CAC” means the Consolidated Amended Class Action Complaint filed on September 19, 2014.

d. “Claims Administrator” means Epiq Systems, Inc., the firm retained by Lead Counsel, subject to Court approval, which shall mail and publish the Notices, process Proofs of Claim, and distribute the Net Settlement Fund to Authorized Claimants.

e. “Class” means Lead Plaintiff as well as all Persons who purchased or otherwise acquired Geron common stock during the Class Period and who allege to have been damaged thereby. Excluded from the Class are Defendants named herein; Persons who suffered no compensable losses (e.g., those who purchased Geron common stock during the Class Period but sold prior to any partial corrective disclosure); members of the immediate family of the Individual Defendants; the officers and directors of Geron; any firm, trust, partnership, corporation, officer, director, or other individual or entity in which any Defendants have a controlling interest; and the legal representatives, heirs, successors-in-interest or assigns of such excluded Persons. Also excluded from the Class is any Person who properly excludes himself, herself, or itself by filing a valid and timely request for exclusion in accordance with the requirements to be set forth in the Settlement Notice.

4.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

f. “Class Distribution Order” means an order of the Court approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein, and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

g. “Class Member” means any Person or entity who or which is a member of the Class and is not excluded therefrom.

h. “Class Period” means the period from December 10, 2012 through and including March 11, 2014, both dates inclusive.

i. “Court” means the United States District Court for the Northern District of California.

j. “Defendants’ Claims” means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action and liabilities of any kind or nature whatsoever in law or in equity, including both known and Unknown Claims, held at any point from the beginning of time to the date of the execution of this Stipulation, which claims both have been or could have been asserted by the Defendants against any of the Released Plaintiff Parties and which arise out of the institution or prosecution of the Action.

k. “Defendants’ Counsel” means the law firm of Cooley LLP.

l. “Defendant Releasees” means (1) Defendants, (2) Defendants’ Counsel, (3) with regard to Geron all past or present subsidiaries, parents, affiliates, principals, successors and predecessors, assigns, officers, directors, accountants, investment bankers, commercial bankers, shareholders, underwriters, financial or investment advisors, trustees, partners, limited partners, controlling shareholders, joint venturers, co-developers, collaborators, agents, fiduciaries, contractors, employees, attorneys, auditors, insurers, co-insurers, and reinsurers; (4) with regard to Dr. John A. Scarlett, M.D., Ms. Olivia K. Bloom, and Dr. Stephen M. Kelsey, M.D., each such individual’s spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any of Dr. Scarlett, Ms. Bloom, and Dr. Kelsey has a controlling interest, and each and all of their respective past or present subsidiaries, divisions, parents, affiliates, principals, successors and predecessors, assigns, officers, directors, trusts, partners, agents, fiduciaries, contractors, employees, attorneys, auditors, accountants, advisors, insurers, co-insurers, and re-insurers; and each of Dr. Scarlett, Ms. Bloom, and Dr. Kelsey’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action.

5.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

m. “Effective Date” means the date upon which the Judgment becomes Final.

n. “Escrow Account” means the interest-bearing account maintained by the Escrow Agent into which the Settlement Amount shall be deposited. The Escrow Account shall be controlled and maintained by Lead Counsel on behalf of Lead Plaintiff and the Class.

o. “Escrow Agent” means Lead Counsel or their duly appointed agent(s). The Escrow Agent shall perform the duties set forth in this Stipulation.

p. “Escrow Agreement” means the escrow agreement among Lead Counsel and the Escrow Agent with respect to the Escrow Account.

q. “Final Fairness Hearing” means the hearing to be held by the Court to make a final decision pursuant to Federal Rule of Civil Procedure 23 as to whether this Settlement Agreement is fair, reasonable and adequate and, therefore, should be approved by the Court.

r. “Final,” with respect to the Judgment, means the later of: (i) the expiration of the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) has passed without any such motion having been filed; (ii) the expiration of time in which to appeal the Judgment has passed without any appeal having been taken; and (iii) if there is a motion to alter or amend the Judgment or an appeal from the Judgment (other than an appeal or motion to alter or amend pertaining solely to the Court’s approval of a Plan of Allocation and/or the Court’s award of attorneys’ fees, costs or expenses), the date of final affirmance of the Judgment and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to the grant. Any appeal or proceeding seeking judicial review pertaining solely to: (i) Court approval of the Plan of Allocation of the Net Settlement Fund; or (ii) the Court’s award of attorneys’ fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final or affect the time set forth above for the Judgment to become Final.

6.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

s. “Judgment” means the final proposed judgment to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

t. “Lead Counsel” means Faruqi & Faruqi, LLP, counsel for Lead Plaintiff.

u. “Lead Plaintiff” means Vinod Patel.

v. “Litigation Expenses” means the costs and expenses incurred by Lead Counsel in connection with commencing and prosecuting the Action for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund.

w. “Net Settlement Fund” means the Settlement Fund less: (i) Court awarded attorneys’ fees; (ii) Notice and Administration Expenses; (iii) any required Taxes; and (iv) Court awarded Litigation Expenses; and (v) any other fees or expenses approved by the Court.

x. “Notice and Administration Expenses” means all expenses incurred in connection with the preparation, printing, mailing, and online publication of the Settlement Notice; the preparation and publication of the Publication Notice; providing notice to the Class by mail, publication, and other means; receiving and reviewing claims; applying the Plan of Allocation; corresponding with Class Members; and the costs of the Claims Administrator.

y. “Notices” means the Publication Notice and the Settlement Notice, collectively, as well as any other notice required or approved by the Court in connection with this Settlement.

z. “Person” and “Persons” means an individual, corporation, partnership, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity, any legal representative, and their spouses, heirs, predecessors, successors, representatives, agents, or assignees.

7.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

aa. “Plan of Allocation” means the plan that Lead Plaintiff will submit to the Court at a later date, or a different plan approved by the Court, and upon notice to the Class that shall be utilized for distribution of the Net Settlement Fund to Authorized Claimants in a manner consistent with the terms of this Stipulation, and as approved by the Court.

bb. “Preliminary Approval Hearing” means the preliminary hearing to be held by the Court to determine whether the proposed Settlement is fair, reasonable and adequate and should be approved.

cc. “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement, which shall be substantially in the form attached hereto as Exhibit A.

dd. “Proof of Claim” means the Proof of Claim and Release form which is to be sent to members of the Class substantially in the form attached hereto has Exhibit A-2.

ee. “Publication Notice” means the notice of the proposed Settlement which shall be published in PR Newswire and Investor’s Business Daily, substantially in the form attached hereto as Exhibit A-3.

ff. “Released Parties” means the Defendant Releasees and the Released Plaintiff Parties collectively.

gg. “Released Plaintiff Parties” means (1) Lead Plaintiff, (2) Lead Counsel, and (3) with regards to Lead Plaintiff, Lead Plaintiff’s spouse marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which Lead Plaintiff has a controlling interest, and each and all of their respective past or present subsidiaries, divisions, parents, affiliates, principals, officers, directors, trusts, partners, agents, fiduciaries, contractors, employees, attorneys, auditors, accountants, advisors, insurers, co-insurers, and re-insurers; and each of Lead Plaintiff’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Action.

8.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

hh. “Response Deadline” means the last date on which Class Members may submit a request for exclusion, or objection to the Settlement. The Response Deadline is to be determined by the Court, as set out in the Preliminary Approval Order.

ii. “Settled Claims” means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action and liabilities of any kind or nature whatsoever (including, but not limited to, any claims for damages, restitution, rescission, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, or liability whatsoever), whether based on federal, state, local, statutory, or common law or any other law, rule, or regulation, whether fixed or contingent, accrued, or un-accrued, liquidated or unliquidated, at law or in equity, matured or unmatured, or class or individual in nature (including both known and Unknown Claims) against Defendant Releasees, based on, arising out of, relating in any way to, or in connection with both (i) the facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, or omissions which were or could have been alleged in the Action, and (ii) the purchase or acquisition of Geron common stock during the Class Period.

jj. “Settlement” means the resolution of the Action in accordance with the terms and provisions of this Stipulation.

kk. “Settlement Amount” means $6,250,000, cash.

ll. “Settlement Fund” means the Settlement Amount plus any interest earned on any monies held in the Escrow Account.

mm. “Settlement Notice” means the Notice of Pendency and Settlement of Class Action which is to be sent to Class Members substantially in the form attached hereto as Exhibit A-1.

nn. “Settling Parties” means, collectively, Defendants and Lead Plaintiff.

oo. “Stipulation” means this Stipulation and Agreement of Settlement.

pp. “Taxes” means all federal, state, local or other taxes on the income earned by the Settlement Fund and expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

qq. “Termination Notice” shall have the meaning set forth in ¶39 below.

9.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

rr. “Unknown Claims” means any and all Settled Claims which Lead Plaintiff in the Action or any Class Member does not know to exist in his, her, or its favor at the time of the release of Defendants’ Releasees, and any Defendants’ Claims which Defendants did not know to exist in their favor at the time of the release of the Released Plaintiff Parties, which if known might have affected the decision to enter into the Settlement or the decision not to object to the Settlement. With respect to any and all Settled Claims and Defendants’ Claims, the Settling Parties stipulate and agree that upon the Effective Date, Lead Plaintiff and Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lead Plaintiff and Defendants shall expressly and each of the Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Lead Plaintiff and Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Settled Claims, but Lead Plaintiff shall expressly, fully, finally and forever settle and release, and each Class Member, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Settled Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiff and Defendants acknowledge, and other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims and Defendants’ Claims was separately bargained for and was a key element of this Settlement.

10.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

RELEASES

2. The obligations incurred pursuant to this Stipulation are in full and final disposition of the Action with respect to all Released Parties and any and all Settled Claims and Defendants’ Claims.

3. As of the Effective Date, Lead Plaintiff, the Class, and each Class Member who has not submitted a valid and timely exclusion, on behalf of themselves and each of their predecessors, successors, assigns, parents, subsidiaries, affiliates, agents, representatives, heirs, trustees, joint tenants, tenants in common, beneficiaries, executors and administrators, attorneys, insurers, and anyone else who could make a claim through or on behalf of a Class Member, directly or indirectly, individually, derivatively, representatively, or in any other capacity, by operation of the Judgment, will release and forever discharge each and every Settled Claim, as against each and all of the Defendant Releasees, and shall forever be barred and enjoined from commencing, instituting or maintaining any of the Settled Claims against the Defendant Releasees.

4. As of the Effective Date, Defendants on behalf of themselves and each of their predecessors, successors, assigns, parents, subsidiaries, affiliates, agents, representatives, heirs, trustees, joint tenants, tenants in common, beneficiaries, executors and administrators, attorneys, insurers, and anyone else who could make a claim through or on behalf of a Defendant, directly or indirectly, individually, derivatively, representatively, or in any other capacity, by operation of the Judgment, will release and forever discharge each and every Defendants’ Claims, and shall forever be barred and enjoined from commencing, instituting or maintaining any of Defendants’ Claims against any of the Released Plaintiff Parties.

5. For purposes of clarity, nothing contained herein shall be construed to release any claims asserted in the actions captioned DiLaura v. Scarlett et al., Lead Case No. 4:15-cv- 02989-CRB and Haddock v. Scarlett et al., Case No. 3:15-cv-03007-CRB, and (b) the related consolidated shareholder derivative action before the California Superior Court for the County of San Mateo, captioned Oriente v. Scarlett et al., Lead Case No. CIV528121 and Cavel v. Scarlett et al., Case No. CIV535151.

11.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

6. Only those Class Members filing valid and timely Proofs of Claim shall be entitled to participate in the Settlement and receive a distribution from the Net Settlement Fund. The Proof of Claim to be executed by Class Members shall contain a further written release all Settled Claims against the Released Parties, and shall be substantially in the form contained in Exhibit A-2 attached hereto. All Class Members shall be bound by the releases set forth in this Stipulation, whether or not they submit a valid and timely Proof of Claim or request for exclusion in accordance with ¶¶37-38 below.

7. The Settling Parties shall request that the Court, as part of the Judgement, enter an appropriate bar order, consistent with the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995, and/or applicable common law, barring contribution claims against the Defendants. The proposed Judgment shall also contain a provision requiring that any final verdict or judgment that may be obtained by or on behalf of the Class or a Class Member against any person or entity subject to the bar order as defined herein be reduced by the greater of: (i) an amount that corresponds to the percentage of responsibility of any of the Defendants for common damages; or (ii) the Settlement Amount.

CLASS CERTIFICATION

8. For purposes of this Settlement only, Defendants stipulate to: (i) certification of the Action as a class action, pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure; (ii) the appointment of Lead Plaintiff as representative of the Class; and (iii) the appointment of Lead Counsel as counsel for the Class pursuant to Rule 23(g) of the Federal Rules of Civil Procedure. Lead Plaintiff will move for, and Defendants shall not oppose, entry of the Preliminary Approval Order substantially in the form of Exhibit A attached hereto, which will certify the Action to proceed as a class action for purposes of this Settlement only and only if the Judgment contemplated by this Stipulation becomes Final and the Effective Date occurs.

THE SETTLEMENT CONSIDERATION

9. In full settlement of the Settled Claims, including without limitation the claims asserted in the Action against Defendants, and in consideration of the releases specified in ¶¶2-6, above, Geron and/or its insurers shall pay or cause to be paid $6,250,000 into the Escrow Account within twenty (20) calendar days after the later of (1) the Preliminary Approval Order is entered, or (2) the receipt by Defendants’ Counsel of payment instructions and a Form W-9 providing the tax identification number for Lead Counsel. Upon payment of the Settlement Amount into the Escrow Account, Defendant Releasees shall have no further liability or obligation to make any payment into the Settlement Fund or otherwise with respect to the Action, the Settlement or this Stipulation, and neither Lead Plaintiff, Class Members nor Lead Counsel shall have any recourse against Defendant Releasees regarding any of the foregoing.

12.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

USE AND ADMINISTRATION OF THE SETTLEMENT FUND

10. The Settlement Fund may be used: (i) to pay any Taxes; (ii) to pay Notice and Administration Expenses; (iii) to pay any attorneys’ fees, Litigation Expenses, and award for Lead Plaintiff approved by the Court; (iv) to pay any other fees and expenses approved by the Court; and (v) to pay claims of Authorized Claimants determined valid for payment. The Settlement Fund shall be the sole source for any attorneys’ fees, Litigation Expenses, and award to Lead Plaintiff, and Lead Plaintiff will have no recourse against Defendant Releasees for any Taxes, Notice and Administration Expenses, attorneys’ fees or Litigation Expenses, other fees and expenses approved by the Court, or claims of Authorized Claimants.

11. Defendant Releasees shall have no responsibility for, interest in, or liability whatsoever with respect to: (i) any act, omission or determination of Lead Counsel, the Escrow Agent or the Claims Administrator, or any of their respective designees or agents, in connection with the administration of the Settlement or otherwise; (ii) the management, investment or distribution of the Net Settlement Fund; (iii) the Plan of Allocation; (iv) the determination, administration, calculation, or payment of any claims asserted against the Settlement Fund; (v) any losses suffered by, or fluctuations in value of, the Settlement Fund; or (vi) the payment or withholding of any Taxes, expenses, and/or costs incurred in connection with the taxation of the Settlement Fund or the filing of any returns. Lead Plaintiff, Class Members and Lead Counsel shall have no recourse against Defendant Releasees regarding any of the foregoing.

13.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

12. The Net Settlement Fund shall remain in the Escrow Account until the Effective Date, whereafter the Net Settlement Fund shall be distributed to Authorized Claimants as provided in ¶¶24-34 hereof. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court, and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account in United States Treasury Bills or, if approved by Lead Counsel and Lead Plaintiff, in money market funds with one or more of the fifty (50) largest banking institutions in the United States, and shall collect and reinvest all interest accrued thereon. Lead Counsel has structured the Escrow Account so that it will qualify as a “qualified settlement fund,” as that term is defined in Treas. Reg. §1.468B-1, which has been promulgated under Section 468B of the Internal Revenue Code of 1986, as amended, and the parties hereto accordingly agree to treat the Settlement Fund as a Qualified Settlement Fund within the meaning of Treasury Regulation §1.468B-1, and that Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation §1.468B-2(k)(3), shall be responsible for timely filing tax returns and any relevant tax filings and documentation relating thereto for the Settlement Fund and timely paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Defendants’ Counsel as transferor agrees to provide promptly to Lead Counsel the required statement described in Treasury Regulation §1.468B-3(e).

13. All Taxes shall be paid out of the Settlement Fund, and shall be timely paid by the Escrow Agent without prior order of the Court. Any Tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph, and in all events shall reflect that all Taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. The Settlement Fund shall indemnify and hold Defendants harmless for Taxes and related expenses (including without limitation, taxes payable by reason of any such indemnification), if any, payable by Defendants by reason of the income earned on the Settlement Fund. Defendants shall notify the Escrow Agent promptly if they receive any notice of any claim for Taxes relating to the Settlement Fund.

14.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

14. Lead Counsel may pay from the Escrow Account Notice and Administration Expenses up to $250,000 without further order of the Court.

15. Lead Counsel may pay from the Settlement Amount all reasonable costs and expenses associated with the administration of the Settlement, including, without limitation, the actual costs of identifying and notifying Class Members, disseminating the Notices, the administrative expenses incurred and fees charged by the Claims Administrator in connection with mailing notices and processing the submitted claims, and any other Notice and Administration Expenses. In the event that the Settlement is terminated, all monies paid by Defendants into the Settlement Fund shall be returned to the Defendants, with interest actually earned, except that amounts actually used to pay for documented Notice and Administration Expenses, up to $250,000, shall not be returned.

16. Lead Counsel will apply to the Court for a Class Distribution Order, on notice to Defendants’ Counsel, approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing the payment of the Net Settlement Fund to Authorized Claimants.

17. This is not a claims-made settlement. As of the Effective Date, neither Defendants nor any Person paying the Settlement Amount or any portion of the Settlement Amount on behalf of Defendants shall have any right to the return of the Settlement Fund or any portion thereof irrespective of the number of Proofs of Claim filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.

18. The Claims Administrator will administer the Settlement under Lead Counsel’s supervision and subject to the jurisdiction of the Court for all members of the Class. Defendant Releasees will have no responsibility for the administration of the Settlement, and shall have no liability to the Class in connection with such administration, Notice and Administration Expenses, or any related costs or expenses. On a schedule to be set by the Court, Lead Counsel will cause the Claims Administrator to mail the Settlement Notice to those members of the Class whose addresses may be identified through reasonable effort. Lead Counsel will publish the Publication Notice of the proposed Settlement on one occasion in PR Newswire within ten (10) calendar days of the mailing of the Notice, and on one occasion in Investors Business Daily, or in such other form or manner as may be ordered by the Court. Lead Counsel will post the Settlement Notice and Proof of Claim form on a website where they will be available to Class Members.

15.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

ATTORNEYS’ FEES AND EXPENSES

19. At any time prior to distribution to the Class, upon reasonable notice to Class Members, Lead Counsel may apply to the Court for reimbursement of Litigation Expenses, plus reasonable interest thereon, an award for Lead Plaintiff from the Settlement Fund, and an award from the Settlement Fund of attorneys’ fees not to exceed 25% of the Settlement Fund less Litigation Expenses, plus interest therein. Defendants will take no position on any request for attorneys’ fees by Lead Counsel. With the sole exception of Defendants’ obligation to pay the Settlement Amount into the Escrow Account as provided for in ¶9, Defendant Releasees shall have no liability for attorneys’ fees, an award to Lead Plaintiff, or Litigation Expenses. Any attorneys’ fees awarded by the Court shall be paid from the Settlement Fund to Lead Counsel within ten (10) calendar days after final approval of the Settlement by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Lead Counsel will refund to the Settlement Fund, the amount received plus accrued interest at the rate paid on the Escrow Account within five (5) business days of any of following: (1) as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the fee or cost award is reduced or reversed; (2) the award order does not become final; (3) the Settlement itself is voided by any party as provided herein; or (4) the Settlement is later reversed or modified by any court.

20. The procedure for and the allowance or disallowance of any application for attorneys’ fees, award for Lead Plaintiff, and Litigation Expenses are not part of the Settlement and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement. Any order or proceedings relating to attorneys’ fees, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement, be a basis for setting aside the Settlement, or affect or delay the Effective Date or the effectiveness or finality of the Order and Final Judgment and the release of the Settled Claims. The finality of the Settlement shall not be conditioned on any ruling by the Court concerning Lead Counsel’s application for attorneys’ fees and expenses.

16.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

DISTRIBUTION TO AUTHORIZED CLAIMANTS

21. Geron will accommodate reasonable requests to facilitate the administration of the Settlement, such as by providing or causing to be provided to the Claims Administrator and/or Lead Counsel, within five (5) business days, or as soon thereafter as is reasonably practicable, of entry of an order preliminarily approving the Settlement or as soon thereafter as is reasonably practicable, a list of Geron’s stockholders of record during the Class Period, to the extent possessed by it or its transfer agent, as appropriate for providing notice to the Class.

22. The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund in accordance with ¶¶24-34 below and the Plan of Allocation.

23. Lead Plaintiff shall propose to the Court a Plan of Allocation pursuant to which the Net Settlement Fund shall be distributed to Authorized Claimants, and shall seek approval of the Court for such Plan of Allocation at the Final Fairness Hearing. Approval of the proposed Plan of Allocation set forth in the Settlement Notice is not a condition to the Settlement and Effective Date. Lead Plaintiff and Lead Counsel may not cancel or terminate the Stipulation or the Settlement in accordance with ¶39 or otherwise based on this Court’s or any appellate court’s ruling solely with respect to the Plan of Allocation or any plan of allocation in the Action. Defendant Releasees shall not object in any way to the Plan of Allocation, or any other plan of allocation approved by the Court in the Action. Defendant Releasees have no responsibility or liability for allocation of the Net Settlement Fund.

24. All cash distributions to Authorized Claimants shall be from the Net Settlement Fund pursuant to an approved Plan of Allocation.

25. To receive a cash distribution from the Net Settlement Fund, a Class Member must be an Authorized Claimant pursuant to the procedures set out in this Stipulation or by order of the Court, and must submit a Proof of Claim.

17.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

26. Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund subject to Court approval. No any other Defendant Releasees, shall be permitted to review, contest, or object to any Proof of Claim, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any claim for payment by a Class Member. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be form or technical defects in any Proof of Claim submitted in the interests of achieving substantial justice.

27. Each Authorized Claimant who wishes to receive a distribution from the Net Settlement Fund must complete and submit a Proof of Claim (i) by first-class mail, such that it is postmarked no later than the date set forth in the Notices, or (ii) so that it is actually received at the address on the Proof of Claim form by the date stated in the Notices, unless that date is extended by order of the Court. The address to which the Proof of Claim must be mailed shall be stated in the Proof of Claim form itself and shall also be printed in the Notices.

28. The Proof of Claim must be sworn on oath or made subject to the penalties of perjury pursuant to 28 U.S. C. § 1746, must be supported by such documents and other information as called for in the Proof of Claim, and must be submitted by the date provided thereon. A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon, provided that it is received before the motion for the Class Distribution Order is filed. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

29. The Proof of Claim shall be substantially in the form of Exhibit A-2 attached hereto.

30. The validity of each Proof of Claim filed will be initially determined by the Claims Administrator in accordance with the Plan of Allocation approved by the Court. Proofs of Claim that do not meet the submission requirements may be rejected. The Claims Administrator shall promptly advise the claimant in writing if it determines to reject the claim. Neither Lead Counsel, nor its designees or agents, nor Defendant Releasees shall have any liability arising out of such determination. If any claimant whose claim has been rejected in whole or in part desires to contest such rejection, the claimant must, within twenty (20) calendar days after the date of the Claims Administrator’s mailing of the writing rejecting the claimant’s claim, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court for summary resolution, without any right of appeal or review. Any such claimant shall be responsible for his, her or its own costs, including, without limitation, attorneys’ fees, incurred in pursuing any dispute. All proceedings with respect to the administration, processing and determination of claims described in this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

18.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

31. All initial determinations as to the validity of a Proof of Claim, the amount of any claims and the calculation of the extent to which each Authorized Claimant will participate in the Net Settlement Fund, the preparation and mailing of distributions to Authorized Claimants, and the distribution of the Net Settlement Fund shall be made by the Claims Administrator. The administration of the Net Settlement Fund, and decisions on all disputed questions of law and fact with respect to the validity of any Proof of Claim or regarding the rejection or amount of any claim, shall remain under the jurisdiction of the Court. All Class Members expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations. Defendant Releasees shall have no liability to the Class in connection with Claim determinations.

32. Unless otherwise ordered by the Court, any Class Member who fails to submit a valid and timely Proof of Claim shall be barred from receiving a distribution from the Net Settlement Fund. Any Class Member who fails to submit a valid and timely Proof of Claim shall nevertheless be bound by the Release and by all proceedings, orders and judgments in the Action even if he, she or it does not receive a distribution from the Net Settlement Fund and/or has pending, or subsequently initiates, any litigation, arbitration or other proceeding, or has any Claim, against any or all of the Defendant Releasees that is, or relates in any way to, any Settled Claim.

19.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

33. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after all claims have been processed and all claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to communicate with the Claims Administrator concerning such rejection or disallowance.

34. Payment pursuant to the Class Distribution Order shall be final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court for payment shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment or Alternate Judgment, if applicable, to be entered in this Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Defendant Releasees with respect to any and all of the Released Plaintiffs’ Claims.

35. No person or entity shall have any claim against Lead Plaintiff, Lead Counsel, the Claims Administrator, or any other agent designated by Lead Counsel, or the Defendant Releasees, arising from distributions made substantially in accordance with the Stipulation, the Plan of Allocation, or any other plan of allocation approved by the Court, or any order of the Court. Lead Plaintiff and Defendants, and their respective counsel, and Lead Plaintiff’s damages expert and all other Releasees shall have no liability whatsoever for the investment or distribution, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

36. Distributions will be made to Class Members after all claims have been processed and after the Court has finally approved the Settlement. If any funds remain in the Net Settlement Fund by reason of uncashed distribution checks or otherwise, then, consistent with the Plan of Allocation set forth in the Settlement Notice, after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining in the Net Settlement Fund after at least six (6) months after the initial distribution of such funds will be used in the following fashion: (a) first, to pay any amounts mistakenly omitted from the initial disbursement; (b) second, to pay any additional settlement administration fees, costs, and expenses, including those of Lead Counsel as may be approved by the Court; and (c) finally, to make a second distribution to claimants who cashed their checks from the initial distribution and who would receive at least $10.00, after payment of the estimated costs, expenses, or fees to be incurred in administering the Net Settlement Fund and in making this second distribution, if such second distribution is economically feasible. These redistributions shall be repeated, if economically feasible, until the balance remaining in the Net Settlement Fund is de minimis and such remaining balance will then be distributed to Investor Protection Trust, a nation-wide non-profit organization dedicated to providing investor education and advocacy.

20.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

REQUESTS FOR EXCLUSION

37. Any Class Member may seek to be excluded from the Class and the Settlement provided for in this Stipulation by submitting a written request for exclusion in conformity with the requirements set forth in the Notices. Any members of the Class so excluded shall not be bound by the terms of the Stipulation, or be entitled to any of its benefits, and shall not be bound by the Judgment and/or other order of the Court, whether pursuant to this Stipulation or otherwise.

38. Class Members requesting exclusion from the Class shall file a written request prior to the Response Deadline that: (i) provides the name, address, telephone number, and signature of the Class Member requesting exclusion; (ii) states the specific reasons for the request for exclusion, including any legal and evidentiary support the Class Member wishes to bring to the Court’s attention; and (iii) includes documents sufficient to prove the Class Member’s membership in the Class, such as the number of Geron common stock purchased, acquired, and sold during the Settlement Class Period, as well as the dates and prices of each such purchase, acquisition, or sale. Unless otherwise ordered by the Court, any Class Member who does not submit a timely written request for exclusion as provided by this section shall be bound by the Stipulation.

21.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

SUPPLEMENTAL AGREEMENT

39. Simultaneously herewith, the Settling Parties are executing a “Supplemental Agreement.” Unless otherwise directed by the Court, the Supplemental Agreement will not be filed with the Court. The Settling Parties may, in accordance with the terms set forth in the Supplemental Agreement, terminate the Settlement and this Stipulation under certain conditions set forth in the Supplemental Agreement if Lead Counsel is unable to cure these conditions in accordance with the terms of the Supplemental Agreement. Such election must be done in writing to the other Settling Parties. If required by the Court, the Supplemental Agreement and/or any of its terms may be disclosed to the Court for purposes of approval of the Settlement, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the Court so as to preserve the confidentiality of the Supplemental Agreement, particularly the opt-out threshold. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation and Settlement shall become null and void and of no further force and effect.

TERMS OF THE PRELIMINARY APPROVAL ORDER

40. Promptly after execution of this Stipulation, Lead Counsel shall apply to the Court for entry of an order preliminarily approving settlement of the Action, substantially in the form of the Preliminary Approval Order annexed hereto as Exhibit A.

TERMS OF THE JUDGMENT

41. If the Settlement contemplated by this Stipulation is approved by the Court, Lead Counsel and Defendants’ Counsel shall jointly request that the Court enter a Judgment substantially in the form annexed hereto as Exhibit B. The Judgment shall contain a provision barring claims for contribution to the fullest extent permitted by 15 U.S.C. §78u-4(f)(7) and any other applicable law or regulation, by or against Defendants. Nothing herein is intended to broaden the language of the Private Securities Litigation Reform Act of 1995.

42. The Settlement, including the certification of the Action as a class action, is conditioned upon final court approval; payment in full of the Settlement Amount; dismissal of the Action as to Defendants with prejudice; and the Judgment becoming Final. Should those conditions not be met, the Settlement shall be null and void.

22.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

EFFECTIVE DATE

43. The Effective Date of this Settlement shall be the first business day on which all of the following shall have occurred or been waived:

a) entry of the Preliminary Approval Order, which shall be in all material respects substantially in the form set forth in Exhibit A annexed hereto;

b) payment of the Settlement Amount into the Escrow Account;

c) approval by the Court of the Settlement, following notice to the Class and the Final Fairness Hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

d) a Judgment, which shall be in all material respects substantially in the form set forth in Exhibit B annexed hereto, has been entered by the Court and has become Final; or in the event that the Court enters a judgment in a form other than the Judgment (“Alternative Judgment”) and none of the Settling Parties elects to terminate the Settlement by reason of such variance, the Alternative Judgment has become Final.

TERMINATION

44. Each of the Defendants and Lead Plaintiff shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to all other parties hereto within thirty (30) calendar days of: (a) the Court’s declining to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any part of it in any material respect; (c) the Court’s declining to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals or the Supreme Court of the United States; or (e) in the event that the Court enters an Alternative Judgment and none of the parties hereto elects to terminate this Settlement, the date upon which such Alternative Judgment is modified or reversed in any material respect by the United States Court of Appeals or the Supreme Court of the United States. The award of attorneys’ fees, if any, to Lead Counsel is not a basis for termination of this Settlement Agreement.

45. In addition, as set forth in ¶39, pursuant to the terms of the Settling Parties’ Supplemental Agreement, Geron shall then have, in its sole discretion, the option to terminate this Settlement. This option must be exercised on or before ten (10) calendar days prior to the date set by the Court for the Final Fairness Hearing, or the option is waived. If Geron exercises its option to terminate this Settlement, it shall provide written notice to Lead Counsel and the other Defendants. The Settling Parties shall, if this option is exercised, proceed in all respects as if this Stipulation had not been executed.

23.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

46. In addition to the rights and remedies that Lead Plaintiff has under the terms of this Stipulation, Lead Plaintiff shall also have the right to terminate the Settlement in the event that the Settlement Amount has not been paid in the time provided for in ¶9 above, by providing written notice of the election to terminate to all other Settling Parties and, such failure to pay the settlement amount is not cured within 14 calendar days of receipt of such written notice.

47. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then the Settlement shall be without prejudice and none of its terms shall be effective or enforceable except as specifically provided herein, the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of November 10, 2016 and, except as otherwise expressly provided, the parties in the Action shall proceed in all respects as if this Stipulation and any related orders had not been entered. In such event, the fact and terms of this Stipulation shall not be admissible in any trial or any other proceedings of this Action or any other action or proceeding.

48. If the Settlement is terminated, or if the Settlement Amount, or any portion thereof, is to be returned pursuant to the provisions of this Stipulation, any portion of the Settlement Amount previously paid by or on behalf of Defendants, plus interest earned less any Taxes paid or due (in which case the deducted funds will be used to pay such Taxes) with respect to such interest income, and less any Notice and Administration Expenses actually paid or incurred up to $250,000, shall be returned to the source of such payments within ten (10) business days of the date of termination.

24.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

NO ADMISSION OF WRONGDOING

49. This Stipulation, whether or not consummated, and any negotiations, proceedings, agreements, documents or statements relating to the Stipulation, the Settlement, and any matters arising in connection with settlement negotiations, proceedings, or agreements:

a. shall not be admissible in any action or proceeding for any reason, other than an action to enforce the terms hereof;

b. shall not be described as, construed as, offered or received against Defendants as evidence of and/or deemed to be evidence of any presumption, concession, or admission by Defendants of: the truth of any fact alleged by Lead Plaintiff; the validity of any claim that has been or could have been asserted in the Action or in any litigation; the deficiency of any defense that has been or could have been asserted in the Action or in any litigation; or any liability, negligence, fault, or wrongdoing of Defendants;

c. shall not be described as, construed as, offered or received against Lead Plaintiff or any Class Members as evidence of any infirmity in the claims of said Lead Plaintiff and the Class or that damages recoverable under the CAC would not have exceeded the Settlement Amount;

d. shall not be described as, construed as, offered or received against any of the parties to this Stipulation or any of the Defendant Releasees or Plaintiff Released Parties, in any other civil, criminal or administrative action or proceeding, provided, however, that (i) if it is necessary to refer to this Stipulation to effectuate the provisions of this Stipulation, it may be referred to in such proceedings, and (ii) if this Stipulation is approved by the Court, the Defendant Releasees may refer to it to effectuate the liability protection granted to them hereunder; and

e. shall not be described as or construed against Defendants, Defendant Releasees or the Lead Plaintiff and any Class Members as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been awarded to said Lead Plaintiff or Class Members after trial.

50. The Settling Parties agree that the United States District Court for the Northern District of California has exclusive jurisdiction over this Settlement.

51. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

52. If a case is commenced in respect of any of the Defendants under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of any of the Defendants to be a preference, voidable transfer, fraudulent transfer or similar transaction, and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by others, then, at the election of Lead Plaintiff, the Settling Parties shall jointly move the Court to vacate and set aside the releases given and the Judgment entered in favor of Defendants pursuant to this Stipulation, which releases and Judgment shall be null and void, and the parties shall be restored to their respective positions in the litigation as of November 10, 2016, and any cash amounts in the Settlement Fund shall be returned as provided above.

25.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

53. The Settling Parties intend the Settlement of the Action to be a final and complete resolution of all disputes asserted or which could be asserted by Lead Plaintiff and Class Members against Defendants with respect to the Settled Claims. Accordingly, the Settling Parties agree not to assert in any forum that the Action was brought or defended in bad faith or without a reasonable basis. The Settling Parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the maintenance, defense, or settlement of the Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel. Lead Plaintiff and Class Members agree not to seek any additional discovery of any form from any Defendant related to Settled Claims.

54. The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree, subject to their fiduciary and other legal obligations, to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of this Stipulation. Lead Counsel and Defendants’ Counsel agree to cooperate with one another in seeking Court approval the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval of the Settlement.

55. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all parties hereto or their successors-in-interest.

26.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

56. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

57. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and expenses to Lead Counsel and enforcing the terms of this Stipulation.

58. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

59. This Stipulation and its exhibits constitute the entire agreement among the parties hereto concerning the Settlement of the Action as against Defendants, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and the exhibits other than those contained and memorialized in such documents.

60. This Stipulation may be executed in one or more counterparts, including by signatures transmitted by email in PDF format. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

61. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

62. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of California without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

63. All counsel and any other Person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so, and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

64. This Stipulation shall not be construed more strictly against one Settling Party than another Settling Party merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations between the Settling Parties and that all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.

27.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)

IN WITNESS HEREOF, the Settling Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of March 2, 2017.

Dated: March 2, 2017		COOLEY LLP

	By:	/s/ Ryan E. Blair
Ryan E. Blair (246724)

John C. Dwyer (136533)
Brett De Jarnette (292919)
3175 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 843-5000
Facsimile: (650) 849-7400

Ryan E. Blair (246724)
4401 Eastgate Mall
San Diego, CA 92121-1909
Telephone: (858) 550-6000
Facsimile: (858) 550-6420

Attorneys for Defendants Geron Corporation,
John A. Scarlett, Olivia K. Bloom, and Stephen M.
Kelsey

Dated: March 2, 2017		FARUQI & FARUQI, LLP

	By:	/s/ RW Gonnello
Richard W. Gonnello

Richard W. Gonnello (admitted pro hac vice)
Megan M. Sullivan (admitted pro hac vice)
Katherine M. Lenahan (admitted pro hac vice)
685 Third Avenue, 26th Floor
New York, NY 10017
Telephone: (212) 983-9330
Facsimile: (212) 983-9331

Barbara Rohr SBN 273353
10866 Wilshire Boulevard, Suite 1470
Los Angeles, CA 90024
Telephone: (424) 256-2884
Facsimile: (424) 256-2885

Attorneys for Lead Plaintiff

28.	Stipulation and Agreement of Settlement Case No. 3:14-CV-01224 (CRB)